EXHIBIT 10.9 Statement re: Employment Contract by and between the Registrant and Susan Dingethal


                EMPLOYMENT AND NON-DISCLOSURE AGREEMENT

     THIS EMPLOYMENT AND NON-DISCLOSURE AGREEMENT is made effective as of this 28 day of JULY , 1997 , by and between PACIFIC
RESEARCH AND ENGINEERING CORPORATION ("Employer"), and SUSAN
DINGETHAL, an individual ("Employee"), with reference to the following facts:

                        R E C I T A L S

     WHEREAS the parties hereto wish to formalize the employment relationship as more fully set forth herein;

     WHEREAS, as a result of Employee's employment with Employer, Employee will acquire knowledge of Employer's trade secrets, including confidential information concerning product and service marketing plans and strategy, customer needs and peculiarities, and customer lists and detailed information regarding Employer's technology incorporated in Employer's products and services (the "Trade Secrets");

     WHEREAS, Employer desires that Employee be employed as set forth herein, such employment to become effective on the date first set forth above; and

     WHEREAS, Employee is willing to be employed by Employer as described under the terms and conditions herein stated.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, it is hereby agreed by and between the parties hereto as follows:

     1. Employment, Services, and Duties. Employer hereby employs Employee and Employee hereby agrees to perform the services of Sales & Marketing Vice President with the duties consistent therewith. Employee shall render her services to Employer by and subject to the instructions and directions of Employer's Chief Operating Officer to whom Employee shall directly report.

     The Employee agrees to continue to devote all of her time, attention, skill, and efforts to the performance of her duties and responsibilities of the Company, and of any subsidiary or subsidiaries of the Company, all under the supervision and direction of their respective boards of directors, but nothing in this Agreement shall preclude the Executive from devoting reasonable periods required for:

     (i) serving as a director or member of a committee of any organization involving no conflict of interest with the interests of the Company and with written consent of the Company, said consent not to be unreasonably withheld;

     (ii) engaging in professional organization and program activities;

     (iii) serving as a consultant in her area of expertise to government industrial and academic panels; and

     (iv) managing her personal investments or engaging in any other noncompeting business provided that such activities do not materially interfere with the regular performance of her duties and responsibilities under this Agreement.

     2.   Term and Termination

          2.1 Unless sooner terminated pursuant to Paragraph 2.2 hereof, Employee's employment shall commence on the date first set forth above and shall continue for a period of twenty (20) months unless extended by the mutual agreement of Employer and Employee (the "Term").

          2.2 Employee's employment shall terminate prior to the expiration of the Term upon the happening of any of the following events:

               (a)   Upon the death of Employee;

                If the Employee dies during the term of her employment hereunder, the Employee's legal representatives shall be entitled to receive:

                     (i)   her fixed compensation provided in
Section 3.1 hereof to the last day of the calendar month in which the executive's death shall have occurred;

                     (ii)  additional compensation for the year
in which her death took place, computed as provided in Section 3.1 hereof as determined by the Board of Directors; and

                     (iii) additional compensation or benefits as provided in the provisions of any other plan in which the Executive participates.

               (b)   Upon dissolution and termination of the
Employer;

               (c) For cause by the Employer, that is to say only:

                     (i)   if Employee is convicted of (or pleads
nolo contendere to) or at any time prior to employment by Employer has been convicted of (or pled nolo contendere to) a crime of dishonesty or breach of trust or crime leading to incarceration of more than ninety (90) days (including, without limitation, embezzlement or theft from Employer) or the payment of a penalty or fine of $10,000, or more;

                     (ii)  upon a determination by Employer that
Employee has engaged in willful misconduct or neglect in the performance of her duties under this Agreement or has refused or failed to effectively perform the services which she has been hired to perform, or has committed an act of fraud, theft or dishonesty against Employer;

                     (iii) if Employee has materially breached any of the terms of this Agreement or any other material legal obligation to Employer including, without limitation, a breach of trust or fiduciary duty involving Employer or a material violation of policies or procedures of Employer and has not cured any such breach within thirty (30) days after having been given written notice thereof by Employer; or

                     (iv) Any determination of "cause" as used in this Section 2.2(c) shall be made only in good faith by an affirmative majority vote of the Board of Directors of the Employer;

               (d) By mutual agreement between Employer and Employee; or

               (e)   Without cause by Employer.

          2.3 Except for the remaining obligations set forth in Sections 4, 5, 6 and 7 herein, in the event that Employee's employment is terminated pursuant to Sections 2.2(a), (b), (c) or (d) herein, neither Employer nor Employee shall have any remaining duties or obligations hereunder, except that,

                     (i)   Employer shall pay to Employee, or her
representatives, on the date of termination of employment
("Termination Date"), such compensation as is due pursuant to
Section 3.1(a) herein, prorated through the Termination Date; and

                     (ii)  Employer shall pay to Employee, or her
representatives, on the date of termination of employment
("Termination Date"), expense reimbursements and car allowances due and owing to Employee as of the Termination Date.

                     (iii) Employee or her representatives shall reimburse to Company on the date of termination of employment
("Termination Date"), the entire amount of the cash signing bonus defined in section 3.1(i).

          2.4 Except for the remaining obligations set forth in Sections 4, 5, 6 and 7 herein, in the event that Employee's employment is terminated pursuant to Section 2.2(e)(without cause), neither Employer nor Employee shall have any remaining duties or obligations hereunder, except that Employer shall pay to Employee, or her representatives, on the Termination Date,

                (i)   all such compensation as is due pursuant
Section 3.1(a) through the Term;

                (ii)  whatever non-discretionary bonus or
incentive compensation is provided by any plan for the year of termination, prorated through the Termination Date; and

                (iii) expense reimbursements, if any, due and owing to Employee as of the Termination Date.

          2.5   There is no Section 2.5.

          2.6   There is no Section 2.6.

          2.7   This Agreement shall not be terminated by any:

                (a) Merger, whether the Employer is or is not the surviving corporation; or

                (b)   Transfer of all or substantially all of
the assets or capital stock of the Employer.

                In the event of any such merger, transfer of assets or capital stock, dissolution, liquidation, or consolidation, the surviving corporation or transferee, as the case may be, shall be bound by and shall have the benefits of this Agreement, and the Employer shall take all action to ensure that such corporation or transferee is bound by the provisions of this Agreement.

     3.   Compensation

          3.1 As the total consideration for the services which Employee agrees to render hereunder, Employee is entitled to the following:

                (a) A salary of One Hundred Fifteen Thousand Dollars ($115,000.00) per year ("Salary"), payable in equal installments biweekly on those days when Employer normally pays its employees, said Salary to be subject to annual review;

                (b)   The Employee shall be entitled to a
vacation of three (3) weeks per full calendar year, during which time, her compensation will be paid in full. The Employee can "carry over" up to six (6) weeks vacation into succeeding years. Payment for unused vacation upon termination will be made in accordance with relevant state laws;

                (c) Employer shall be entitled to participate in Employee incentive stock options, such options to be determined by the Board of Directors in their discretion.

                (d) The Employee shall be a participant in, and beneficiary of, any and all pension, profit sharing, life, dental, medical, and other group benefit plans provided by the Company during the term of this Agreement, assuming she qualifies for coverage in these plans in accordance with provisions of law or requirements of underwriters or third party plan sponsors.

                (e) The Employee shall be provided with a car allowance of $250 per month, unless modified or terminated by mutual consent.

                (f)   The Employee shall be eligible for
participation in any supplemental executive retirement plan adopted by the Company's Board of Directors during the term of this Agreement.

                (g)   The Employee shall do whatever is
reasonably necessary in order to enable the Company to maintain key man life insurance on her life with all benefits payable to the Company. Upon a finally arbitrated or adjudicated breach of this Agreement by a court pursuant to Section 17 herein or board of competent jurisdiction by the Company, the Employee shall have the right to cancel her key man life insurance policy or rename the beneficiary upon the Employee's assuming the payment of premiums from the Company.

                (h) Such other benefits as the Board of Directors of Employer, in its sole discretion, may from time to time provide.

                (i) A one-time cash signing bonus of Thirty-Five Thousand Dollars ($35,000) to be paid in five monthly installments of Seven Thousand Dollars ($7,000), with the first payment due on or before August 31, 1997, and all payments to be completed on or before December 31, 1997.

          3.2 Employer shall have the right to deduct from the compensation due to Employee hereunder any and all sums required for social security and withholding taxes and for any other federal, state, or local tax or charge which may be in effect or hereafter enacted or required as a charge on the compensation of Employee.

     4.   Non-Competition

          (a) During the term of this Agreement, Employee shall not, directly or indirectly, engage or participate in, prepare or set up, assist or have any interest in any person, partnership, corporation, firm, association, or other business organization, entity or enterprise (whether as an employee, officer, director, agent, security holder, creditor, consultant or otherwise) that engages in any activity, which is the same as, similar to, or competitive with any activity now engaged in by Employer or in any way relating to the business currently conducted by Employer in those geographic areas where Employer conducts its business.

          (b) Nothing contained in this Agreement shall be deemed to preclude Employee from purchasing or owning, directly or beneficially, as a passive investment, one percent (1%) or less of any class of a publicly traded security of any entity, if she does not actively participate in or control, directly or indirectly, any investment or other decisions with respect to such entity.

          (c) The Employee agrees that during the term of her employment, and during a further period of two (2) years after leaving the employ of the Company, whether upon the expiration of this contract or otherwise, she will not directly or indirectly, for her own benefit, or on behalf of others, compete, or be an officer, director, employee or controlling shareholder of the capital stock or other equity interest of any corporation or other entity which competes with any business conducted by the Company during the term of her employment and at the date of such termination. Any breach or threatened breach of any provision of this Section shall entitle the Company to legal remedies including but not limited to injunctive relief.

     5.   Confidentiality.

          Employee shall keep all Trade Secrets confidential;
use Trade Secrets only in the course of her duties hereunder; maintain in trust, as Employer's property, all documents concerning Employer's business, including her own work papers of any kind including telephone directories and notes, and any and all copies thereof in her possession or under her control; and transfer to Employer all documents that belong to Employer and any and all copies that are in her possession or under her control when her Employment terminates, or at any other time upon request by Employer. Employee shall sign the attached Pacific Research and Engineering Corporation Proprietary Information and Confidentiality Agreement which by this reference is incorporated herein.

     6.   Return of Documents.

          Upon leaving the employ of the Company, the Employee shall not take with him, without written consent of an Employee Officer of the Company, any manuals, records, drawings, blueprints, data, tables, calculations, letters, documents, or any copy or other reproduction thereof, or any other property or confidential information, of or pertaining to the Company or any of its subsidiaries. All of the foregoing shall be returned to the Employee's immediate manager on or before the date of termination of employment.

     7.   Injunctive Relief

          Employee hereby acknowledges and agrees that it would be difficult to fully compensate Employer for damages resulting from the breach or threatened breach of Sections 4 and 5 herein and, accordingly, that Employer shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such Sections without the necessity of proving actual damages therewith. This provision with respect to injunctive relief shall not, however, diminish Employer's right to claim and recover damages or enforce any other of its legal and/or equitable rights or defenses.

     8.   Severable Provisions

          The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

     9.   Reference Provision

          (a) Each controversy, dispute or claim between the parties arising out of or relating to this Agreement, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to the Agreement gives written notice to the other that a controversy, dispute or claim exists), will be settled by binding arbitration in San Diego, California in accordance with the provisions of the American Arbitration Association, which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim, and the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court of Los Angeles (the "Court"). Any decision rendered by the arbitrator and such arbitration will be final, binding and conclusive and judgment shall be entered pursuant to CCP Section 644 in any court in the State of California having jurisdiction.

          (b) Except as expressly set forth in this Agreement, the arbitrator shall determine the manner in which the proceeding is conducted, including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the proceeding. All proceedings and hearings conducted before the arbitrator, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the arbitrator. The party making such a request shall have the obligation to arrange for any pay for the court reporter. The costs of the court reporter shall be borne equally by the parties.

          (c) The arbitrator shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The arbitrator shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The arbitrator shall issue a single judgement at the close of the proceeding which shall dispose of all of the claims of the parties that are the subject of the proceeding. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgement entered by the arbitrator. The parties hereto expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a proceeding governed under this provision.

    10.   Binding Agreement

          This Agreement shall inure to the benefit of and shall be binding upon Employer, its successors and assigns.

    11.   Captions

          The Section captions are inserted only as a matter of convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

    12.   Entire Agreement

          This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth otherwise herein. This Agreement supersedes any and all prior agreements, written or oral, between Employee and Employer and its affiliates. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto and unless such writing is made by an executive officer of Employer. The parties hereto agree that in no event shall an oral modification of this Agreement be enforceable or valid.

    13.   Governing Law

          This Agreement shall be governed and construed in accordance with the laws of the State of California.

    14.   Notices

          All notices and other communications under this Agreement shall be in writing (including, without limitation, telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand or by a nationally recognized courier service guaranteeing overnight delivery to a party at the following address (or to such other address as such party may have specified by notice given to the other party pursuant to this provision):

          If to the Employer, to:

               Michael Dosch, Vice President & C.O.O.
               Pacific Research and Engineering Corporation
               2070 Las Palmas Drive
               Carlsbad, California 92009
               Telephone: (760) 438-3911
               Facsimile: (760) 438-9277

          If to the Employee, to:

               Susan Dingethal
               308 E. Republican Street, #314
               Seattle, WA  98102
               Telephone: (206) 323-5933

All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, cabled or delivered, be effective three days after deposit in the mails, delivered to the telegraph company, confirmed by telex answerback, telecopied with confirmation of receipt, delivered to the cable company, delivered by hand to the addressee or one day after delivery to the courier service.

    15.   Attorney's Fees

          In the event that any party shall bring an action or proceeding in connection with the performance, breach or interpretation hereof, then the prevailing party in such action as determined by the court or other body having jurisdiction shall be entitled to recover from the losing party in such action, as determined by the court or other body having jurisdiction, all reasonable costs and expense of litigation or arbitration, including reasonable attorney's fees, court costs, costs of investigation and other costs reasonably related to such proceeding.

     IN WITNESS WHEREOF, this Employment Agreement is executed as of the day and year first above written.

                                "EMPLOYER"

                                PACIFIC RESEARCH AND ENGINEERING
                                CORPORATION


                                By:_/S/Michael Dosch_
                                   Name:  Michael Dosch
                                   Title: Vice President & C.O.O.


                                "EMPLOYEE"


                                By:_/S/Susan Dingethal_
                                   Susan Dingethal



            PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT



To:  Pacific Research & Engineering Corporation
     2070 Las Palmas Drive
     Carlsbad, California 92009

As of July 28, 1997

     The undersigned, in consideration of and as a condition of my employment or continued employment by you and/or by companies which you own, control, or are affiliated with or their successors in business (collectively, the "Company"), hereby agrees as follows:

1.   Confidentiality.

     I agree to keep confidential, except as the Company may otherwise consent in writing, and, except for the Company's benefit, not to disclose or make any use of at any time either during or subsequent to my employment, any Inventions
(as hereinafter defined), trade secrets and confidential information, knowledge, data or other information of the Company relating to products, processes, know-how, techniques, methods, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies, or other subject matter pertaining to any business of the Company or any of its affiliates, which I may produce, obtain, or otherwise acquire during the course of my employment, except as herein provided. I further agree not to deliver, reproduce or in any way allow any such trade secrets and confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered to or used by any third parties without specific direction or consent of a duly authorized representative of the Company.

2.   Conflicting Employment; Return of Confidential Material.

     I agree that during my employment with the Company I will not engage in any other employment, occupation, consulting or other activity relating to the business in which the Company is now or may hereafter become engaged, or which would otherwise conflict with my obligations to the Company. In the event my employment with the Company terminates for any reason whatsoever, I agree to promptly surrender and deliver to the Company all records, materials, equipment, drawings, computer disks, documents and data of which I may obtain or produce during the course of my employment, and I will not take with me any description containing or pertaining to any confidential information, knowledge or data of the Company which I may produce or obtain during the course of my employment.

3.   Assignment of Inventions.

     3.1 I hereby acknowledge and agree that the Company is the owner of all Inventions. In order to protect the Company's rights to such Inventions, by executing this Agreement I hereby irrevocably assign to the Company all my right, title and interest in and to all Inventions to the Company.

     3.2 For purposes of this Agreement, "Inventions" shall mean all discoveries, processes, designs, methods, techniques, technologies, devices, or improvements in any of the foregoing or other ideas, whether or not patentable or copyrightable and whether or not reduced to practice, made or conceived by me (whether solely or jointly with others) during the period of my employment with the Company which relate in any manner to the actual or demonstrably anticipated business, work, or research and development of the Company, or result from or are suggested by any task assigned to me or any work performed by me for or on behalf of the Company.

     3.3 Any discovery, process, design, method, technique, technology, device, or improvement in any of the foregoing or other ideas, whether or not patentable or copyrightable and whether or not reduced to practice, made or conceived by me (whether solely or jointly with others) which I develop entirely on my own time not using any of the Company's equipment, supplies, facilities, or trade secret information ("Personal Invention") is excluded from this Agreement provided such Personal Invention (i) does not relate to the actual or demonstrably anticipated business, research and development of the Company, and (ii) does not result, directly or indirectly, from any work performed by me for or on behalf of the Company.

4.   Disclosure of Inventions.

     I agree that in connection with any Invention, I will promptly disclose such Invention to the Board of Directors and the Executive Committee of the Company in order to permit the Company to enforce its property rights to such Invention in accordance with this Agreement. My disclosure shall be received in confidence by the Company.

5.   Patents and Copyrights; Execution of Documents.

     5.1 Upon request, I agree to assist the Company or its nominee (at its expense) during and at any time subsequent to my employment in every reasonable way to obtain for its own benefit patents and copyrights for Inventions in any and all countries. Such patent and copyrights shall be and remain the sole and exclusive property of the Company or its nominee. I agree to perform such lawful acts as the Company deems to be necessary to allow it to exercise all right, title and interest in and to such patents and copyrights.

     5.2 In connection with this Agreement, I agree to execute, acknowledge and deliver to the Company or its nominee upon request and at its expense all documents, including assignments of title, patent or copyright applications, assignments of such applications, assignments of patents or copyrights upon issuance, as the Company may determine necessary or desirable to protect the Company's or its nominee's interest in Inventions, and/or to use in obtaining patents or copyrights in any and all countries and to vest title thereto in the Company or its nominee to any of the foregoing.

6.   Maintenance of Records.

     It is understood that all Personal Inventions, if any, whether patented or unpatented, which I made prior to my employment by the Company, are excluded from this Agreement.
To preclude any possible uncertainty, I have set forth on Schedule A attached hereto a complete list of all of my prior Personal Inventions, including numbers of all patents and patent applications and a brief description of all unpatented Personal Inventions which are not the property of a previous employer.
I represent and covenant that the list is complete and that, if no items are on the list, I have no such prior Personal Inventions. I agree to notify the Company in writing before I make any disclosure or perform any work on behalf of the Company which appears to threaten or conflict with proprietary rights I claim in any Personal Invention. In the event of my failure to give such notice, I agree that I will make no claim against the company with respect to any such Personal Invention.

7.   Other Obligations.

     I acknowledge that the Company from time to time may have agreements with other persons, companies, entities, the U.S. Government or agencies thereof, which impose obligations or restrictions on the Company regarding Inventions made during the course of work thereunder or regarding the confidential nature of such work. I agree to be bound by all such obligations and restrictions and to take all action necessary to discharge the Company's obligations.

8.   Trade Secrets of Others.

     I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep confidential proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company, and I will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or others. I agree not to enter into any agreement either written or oral in conflict herewith.

9.   Modification.

     I agree that any subsequent change or changes in my employment duties, salary or compensation or, if applicable, in any Employment Agreement between the Company and me, shall not affect the validity or scope of this Agreement.

10.  Arbitration.

     Any dispute concerning this Agreement including, but not limited to, its existence, validity, interpretation, performance or non-performance, arising before or after termination or expiration of this Agreement, shall be settled by a single arbitrator in San Diego, California, in accordance with the expedited procedures of the commercial rules then in effect of the American Arbitration Association. Judgment upon any award may be entered in the highest court, state or federal, having jurisdiction. The cost of such arbitration shall be borne equally between the parties thereto unless otherwise determined by such arbitration panel.

11.  Binding Effect.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives a nd successors.

12.  Interpretation.

     IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. MOREOVER, IT IS THE INTENT OF THE PARTIES THAT if any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable or in case any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by amending, limiting and/or reducing it to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

13.  Waivers.

     No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

14.  Entire Agreement; Modification.

     This Agreement constitutes the entire agreement between the Parties and supersedes any prior oral or written communications, representations, understandings or agreements concerning the subject matter hereof with the Company or any officer or representative thereof. This Agreement may be amended, modified, or certain provisions waived only by a written instrument signed by the parties hereto, upon authorization of the Company's Board of Directors.

15.  Headings.

     The headings of the Sections contained in this Agreement are inserted for convenience and reference only and in no way define, limit, extend or describe the scope of this Agreement, the intent of any provisions hereof, and shall not be deemed to constitute a part hereof nor to affect the meaning of this Agreement in any way.

16.  Counterparts.

     This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.

17.  Governing Law.

     This Agreement shall be governed and construed in accordance with the laws of the State of California.

18.  Notices.

     All notices, requests, demands and communications which are or may be required to be given hereunder shall be deemed given if and when sent by registered or certified mail, return receipt requested, postage prepaid, to the following addresses:

     If to the Company: Pacific Research & Engineering Corporation
                        2070 Las Palmas Drive
                        Carlsbad, California 92009
                        Telephone:  (760) 438-3911
                        Fax:  (760) 438-9277

     With a copy to:    Rebecca Schmitt
                        Gray, Cary, Ware & Freidenrich
                        4365 Executive Drive, Suite 1600
                        San Diego, CA  92121
                        Telephone:  (619) 699-2700
                        Fax:  (619) 677-1477

     If to Employee:    Susan Dingethal
                        308 E. Republican Street, #314
                        Seattle, WA  98102
                        Telephone:  (206) 323-5933


                                EMPLOYEE



                             Susan Dingethal

Accepted and Agreed:

PACIFIC RESEARCH & ENGINEERING CORPORATION



By:_/S/Michael Dosch_
   Michael Dosch
   Vice President & Chief Operating Officer
   Duly Authorized


                               SCHEDULE A

                         LIST OF PRIOR INVENTIONS

                                  OF

                             SUSAN DINGETHAL




Title	         Date      Identifying Number or Brief Description